Exhibit 99.1

Contact:	Dennis Story	Rick Fernandez
	Chief Financial Officer	Senior Manager, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	770-955-7070	678-597-6988
	dstory@manh.com	rfernandez@manh.com

Manhattan Associates Reports Fourth Quarter and Full Year 2017 Performance

Continued Cloud Transition with Manhattan Active™ Omni Solutions

ATLANTA – February 6, 2018 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates, Inc. (NASDAQ: MANH) today reported GAAP diluted earnings per share for the fourth quarter ended December 31, 2017, of $0.36 compared to $0.42 in Q4 2016, on license revenue of $14.7 million, cloud subscriptions revenue of $3.2 million and total revenue of $144.1 million. Non-GAAP adjusted diluted earnings per share for Q4 2017 was $0.45 compared to $0.46 in Q4 2016.

“Q4 and full-year 2017 marked a pivotal beginning to our cloud transformation.  Deal volume and competitive win rates were strong with better than anticipated market enthusiasm for our recently launched Manhattan Active Omni Solution.  Perpetual license sales and enterprise deal timelines, in contrast, saw delays as some pushed into 2018,” said Eddie Capel, president and chief executive officer of Manhattan Associates.  “It’s encouraging to see the market demanding the cloud delivery model and validating Manhattan’s differentiation. We expect ongoing growth of our Manhattan Active cloud offerings as customers seek a cloud-first approach.”

FOURTH QUARTER 2017 FINANCIAL SUMMARY:

•

Certain line items in prior period financial statements have been reclassified to conform to the current period presentation in the consolidated statements of income due to the business transition to cloud subscriptions.

•	GAAP diluted earnings per share was $0.36 in Q4 2017 compared to $0.42 in Q4 2016.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.45 in Q4 2017, compared to $0.46 in Q4 2016.
•	Consolidated total revenue was $144.1 million in Q4 2017, compared to $147.6 million in Q4 2016. License revenue was $14.7 million in Q4 2017, compared to $20.7 million in

Q4 2016. Cloud subscriptions revenue was $3.2 million in Q4 2017 compared to $1.4 million in Q4 2016.
•	GAAP operating income was $43.6 million in Q4 2017, compared to $45.4 million in Q4 2016.
•	Adjusted operating income, a non-GAAP measure, was $48.8 million in Q4 2017, compared to $49.7 million in Q4 2016.
•	Cash flow from operations was $47.4 million in Q4 2017, compared to $37.8 million in Q4 2016. Days Sales Outstanding was 59 days at December 31, 2017, compared to 58 days at September 30, 2017.
•	Cash and investments totaled $125.5 million at December 31, 2017, compared to $129.7 million at September 30, 2017.
•

During the three months ended December 31, 2017, the Company repurchased 1,156,087 shares of Manhattan Associates common stock under the share repurchase program authorized by the Board of Directors for a total investment of $50.0 million. In February 2018, the Board of Directors authorized the Company to repurchase up to an aggregate of $50 million of the Company’s common stock.

FULL YEAR 2017 FINANCIAL SUMMARY:

•

Certain line items in prior period financial statements have been reclassified to conform to the current period presentation in the consolidated statements of income due to the business transition to cloud subscriptions.

•	GAAP diluted earnings per share for the twelve months ended December 31, 2017, was $1.68, compared to $1.72 for the twelve months ended December 31, 2016.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $1.87 for both the twelve months ended December 31, 2017, and 2016.
•

Consolidated revenue for the twelve months ended December 31, 2017, was $594.6 million, compared to $604.6 million for the twelve months ended December 31, 2016. License revenue was $72.3 million for the twelve months ended December 31, 2017, compared to $79.2 million for the twelve months ended December 31, 2016.  Cloud subscriptions revenue was $9.6 million for the twelve months ended December 31, 2017, compared to $5.8 million for the twelve months ended December 31, 2016.

•	GAAP operating income was $185.6 million for the twelve months ended December 31, 2017, compared to $194.3 million for the twelve months ended December 31, 2016.
•	Adjusted operating income, a non-GAAP measure, was $205.2 million for the twelve months ended December 31, 2017, compared to $210.7 million for the twelve months ended December 31, 2016.
•	Cash flow from operations was a record $164.1 million in the twelve months ended December 31, 2017, compared to $139.3 million in the twelve months ended December 31, 2016.
•

During the twelve months ended December 31, 2017, the Company repurchased 2,695,295 shares of Manhattan Associates common stock under the share repurchase program authorized by the Board of Directors, for a total investment of $124.9 million.

NEW PRESENTATION OF CONSOLIDATED STATEMENTS OF INCOME

Certain line items in prior period financial statements have been reclassified to conform to the current period presentation in the consolidated statements of income due to the business transition to cloud subscriptions. These reclassifications include: all revenue line items; cost of license; cost of cloud subscriptions, maintenance and services; and cost of hardware. Such reclassifications did not affect total revenues, operating income or net income. For further detail, please see note 8 in the supplemental financial information accompanying this press release.

2018 GUIDANCE

Manhattan Associates provides the following revenue and diluted earnings per share guidance for the full year 2018:

	Guidance Range - 2018 Full Year
($'s in millions, except EPS and operating margin)	$ Range		% Growth Range

Total revenue	$546	$558	-8%	-6%

Operating Margin:
GAAP operating margin	20.0%	20.4%	-11.2%	-10.8%
Equity-based compensation, net of tax	4.0%	3.9%
Adjusted operating margin(1)	24.0%	24.3%	-10.5%	-10.2%

Diluted earnings per share (EPS):
GAAP EPS	$1.23	$1.27	-27%	-24%
Equity-based compensation, net of tax	0.25	0.25
Adjusted EPS(1)	$1.48	$1.52	-21%	-19%

(1) Adjusted EPS is a Non-GAAP measure that excludes the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of both.

Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. Those statements, including the guidance provided above, do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on its website (www.manh.com). Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its fourth quarter and twelve months ended December 31, 2017, financial results will be held today, February 6, 2018, at 4:30 p.m. Eastern Time. Investors are invited to listen to a live webcast of the conference call through the investor relations section of Manhattan Associates' website at www.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay can be accessed shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 3099957 or via the web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ first quarter 2018 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with – or alternatives to – GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items that are not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the quarter and twelve months ended December 31, 2017.

Non-GAAP adjusted operating income, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization thereof, and a restructuring charge – all net of income tax effects, and the impact of the Tax Cuts and Jobs Acts. Reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments are included in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2018 Guidance,” statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: uncertainty about the global economy, risks related from transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription-based software-as-service/cloud-based model, delays in product development, competitive pressures, software errors, information security breaches and the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)
Revenue:
Software license	$14,712	$20,702	$72,313	$79,213
Cloud subscriptions	3,188	1,423	9,596	5,783
Maintenance	37,325	34,826	142,998	133,848
Services	77,183	81,571	326,502	351,785
Hardware	11,678	9,070	43,190	33,928
Total revenue	144,086	147,592	594,599	604,557
Costs and expenses:
Cost of license	1,377	1,429	5,483	6,818
Cost of cloud subscriptions, maintenance and services	48,934	53,374	208,045	219,635
Cost of hardware	8,416	6,068	32,205	23,426
Research and development	14,630	13,183	57,704	54,736
Sales and marketing	13,222	13,617	47,482	48,223
General and administrative	11,764	12,281	46,054	48,322
Depreciation and amortization	2,197	2,284	9,060	9,090
Restructuring charge	(24)	-	2,921	-
Total costs and expenses	100,516	102,236	408,954	410,250
Operating income	43,570	45,356	185,645	194,307
Other (loss) income, net	(580)	416	(812)	1,800
Income before income taxes	42,990	45,772	184,833	196,107
Income tax provision	18,476	15,855	68,352	71,873
Net income	$24,514	$29,917	$116,481	$124,234

Basic earnings per share	$0.36	$0.42	$1.68	$1.73
Diluted earnings per share	$0.36	$0.42	$1.68	$1.72

Weighted average number of shares:
Basic	68,485	70,742	69,175	71,674
Diluted	68,791	71,148	69,424	72,060

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Operating income	$43,570	$45,356	$185,645	$194,307
Equity-based compensation (a)	5,188	4,210	16,229	15,934
Purchase amortization (c)	107	108	430	430
Restructuring charge (d)	(24)	-	2,921	-
Adjusted operating income (Non-GAAP)	$48,841	$49,674	$205,225	$210,671

Income tax provision	$18,476	$15,855	$68,352	$71,873
Equity-based compensation (a)	1,934	1,451	5,964	5,789
Tax benefit of stock awards vested (b)	14	-	1,911	-
Purchase amortization (c)	40	37	158	156
Restructuring charge (d)	(2)	-	1,073	-
U.S. Tax Cuts and Jobs Act impact (e)	(2,825)	-	(2,825)	-
Adjusted income tax provision (Non-GAAP)	$17,637	$17,343	$74,633	$77,818

Net income	$24,514	$29,917	$116,481	$124,234
Equity-based compensation (a)	3,254	2,759	10,265	10,145
Tax benefit of stock awards vested (b)	(14)	-	(1,911)	-
Purchase amortization (c)	67	71	272	274
Restructuring charge (d)	(22)	-	1,848	-
U.S. Tax Cuts and Jobs Act impact (e)	2,825	-	2,825	-
Adjusted net income (Non-GAAP)	$30,624	$32,747	$129,780	$134,653

Diluted EPS	$0.36	$0.42	$1.68	$1.72
Equity-based compensation (a)	0.05	0.04	0.15	0.14
Tax benefit of stock awards vested (b)	-	-	(0.03)	-
Purchase amortization (c)	-	-	-	-
Restructuring charge (d)	-	-	0.03	-
U.S. Tax Cuts and Jobs Act impact (e)	0.04	-	0.04	-
Adjusted diluted EPS (Non-GAAP)	$0.45	$0.46	$1.87	$1.87

Fully diluted shares	68,791	71,148	69,424	72,060

(a)

Adjusted results exclude all equity-based compensation, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC on the date hereof. Equity-based compensation is included in the following GAAP operating expense lines for the three and twelve months ended December 31, 2017 and 2016:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Cost of services	$1,398	$819	$3,994	$3,794
Research and development	1,280	567	3,208	2,489
Sales and marketing	690	593	2,240	2,431
General and administrative	1,820	2,231	6,787	7,220
Total equity-based compensation	$5,188	$4,210	$16,229	$15,934

(b)

During the first quarter of 2017, we adopted Accounting Standards Update (ASU) 2016-09, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, to improve the accounting for employee share-based payments. Under the new guidance, all excess tax benefits and certain tax deficiencies are recognized as income tax expense or benefit in the income statements on a prospective basis, rather than recorded in additional paid-in capital. The adjustment represents the excess tax benefits and tax deficiencies of the stock awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible for an award of equity instruments on our tax return is more (less) than the cumulative compensation cost recognized for financial reporting purposes, respectively. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed the SEC.  Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. Such amortization is excluded from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

(d)

In May 2017, we eliminated about 100 positions due to the headwinds in the retail sector and to align our services capacity with demand. This action does not impair or alter our strategic investment plans in innovation and sales and marketing to increase market share and extend our competitive advantage. As a result of this initiative, we recorded a charge of approximately $2.9 million in 2017. The charge primarily consists of employee severance and employee transition and outplacement costs. We do not believe that the charge is a cost resulting from normal operating activities. Consequently, we have excluded this charge from adjusted non-GAAP results.

(e)

The enactment of the Tax Cuts and Jobs Act in December 2017 resulted in a provisional net one-time tax of $2.8 million in the fourth quarter of 2017 based on a reasonable estimate of the income tax effects, primarily from a tax on accumulated foreign earnings and the remeasurement of deferred tax assets. As this was a one-time charge, we have excluded this charge from adjusted non-GAAP results. We continue to finalize the analysis of the tax reform provisions in 2018.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2017	December 31, 2016

ASSETS
Current Assets:
Cash and cash equivalents	$125,522	$95,615
Short-term investments	-	-
Accounts receivable, net of allowance of $2,692 and $3,595 in 2017 and 2016, respectively	92,231	100,285
Prepaid expenses and other current assets	10,320	11,118
Total current assets	228,073	207,018

Property and equipment, net	15,493	17,424
Goodwill, net	62,248	62,228
Deferred income taxes	1,877	2,867
Other assets	7,304	7,603
Total assets	$314,995	$297,140

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,028	$12,052
Accrued compensation and benefits	15,826	20,700
Accrued and other liabilities	12,105	12,510
Deferred revenue	75,068	63,457
Income taxes payable	7,228	8,924
Total current liabilities	124,255	117,643

Other non-current liabilities	15,784	10,131

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2017 and 2016	-	-
Common stock, $.01 par value; 200,000,000 shares authorized; 67,776,138 and 70,233,955 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	678	702
Retained earnings	186,117	184,558
Accumulated other comprehensive loss	(11,839)	(15,894)
Total shareholders' equity	174,956	169,366
Total liabilities and shareholders' equity	$314,995	$297,140

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2017	2016

Operating activities:
Net income	$116,481	$124,234
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,060	9,090
Equity-based compensation	16,229	15,934
Loss on disposal of equipment	152	30
Tax benefit of stock awards exercised/vested	-	5,209
Excess tax benefits from equity-based compensation	-	(5,214)
Deferred income taxes	1,574	1,797
Unrealized foreign currency loss (gain)	196	(393)
Changes in operating assets and liabilities:
Accounts receivable, net	10,139	(4,358)
Other assets	661	299
Accounts payable, accrued and other liabilities	(5,354)	(9,261)
Income taxes	1,876	6,129
Deferred revenue	13,052	(4,150)
Net cash provided by operating activities	164,066	139,346

Investing activities:
Purchases of property and equipment	(6,199)	(6,843)
Maturities of short-term investments	429	10,201
Net cash (used in) provided by investing activities	(5,770)	3,358

Financing activities:
Purchase of common stock	(131,707)	(167,933)
Proceeds from issuance of common stock from options exercised	-	18
Excess tax benefits from equity-based compensation	-	5,214
Net cash used in financing activities	(131,707)	(162,701)

Foreign currency impact on cash	3,318	(2,804)

Net change in cash and cash equivalents	29,907	(22,801)
Cash and cash equivalents at beginning of period	95,615	118,416
Cash and cash equivalents at end of period	$125,522	$95,615

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	GAAP and Adjusted earnings per share by quarter are as follows:

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
GAAP Diluted EPS	$0.38	$0.46	$0.47	$0.42	$1.72	$0.40	$0.45	$0.47	$0.36	$1.68
Adjustments to GAAP:
Equity-based compensation	0.04	0.03	0.03	0.04	0.14	0.04	0.03	0.03	0.05	0.15
Tax benefit of stock awards vested	-	-	-	-	-	(0.03)	-	-	-	(0.03)
Purchase amortization	-	-	-	-	-	-	-	-	-	-
Restructuring charge	-	-	-	-	-	-	0.03	-	-	0.03
U.S. Tax Cuts and Jobs Act impact	-	-	-	-	-	-	-	-	0.04	0.04
Adjusted Diluted EPS	$0.42	$0.49	$0.50	$0.46	$1.87	$0.42	$0.50	$0.51	$0.45	$1.87
Fully Diluted Shares	73,020	72,228	71,743	71,148	72,060	70,247	69,421	69,135	68,791	69,424

2.Revenues and operating income by reportable segment are as follows (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue:
Americas	$128,807	$131,018	$130,099	$123,660	$513,584	$113,115	$123,658	$124,833	$115,543	$477,149
EMEA	15,686	18,185	15,078	17,333	66,282	23,360	22,028	18,453	21,508	85,349
APAC	5,367	5,689	7,036	6,599	24,691	7,014	8,455	9,597	7,035	32,101
	$149,860	$154,892	$152,213	$147,592	$604,557	$143,489	$154,141	$152,883	$144,086	$594,599

GAAP Operating Income:
Americas	$37,454	$44,126	$46,213	$37,154	$164,947	$28,713	$35,717	$39,295	$32,968	$136,693
EMEA	4,439	6,854	4,822	5,945	22,060	10,754	9,995	7,128	7,952	35,829
APAC	1,206	1,288	2,549	2,257	7,300	2,253	3,547	4,673	2,650	13,123
	$43,099	$52,268	$53,584	$45,356	$194,307	$41,720	$49,259	$51,096	$43,570	$185,645

Adjustments (pre-tax):
Americas:
Equity-based compensation	$4,688	$3,495	$3,541	$4,210	$15,934	$4,472	$2,796	3,773	$5,188	$16,229
Purchase amortization	107	108	107	108	430	107	108	108	107	430
Restructuring charge	-	-	-	-	-	-	2,908	(77)	(18)	2,813
	$4,795	$3,603	$3,648	$4,318	$16,364	$4,579	$5,812	$3,804	$5,277	$19,472

EMEA:
Restructuring charge	-	-	-	-	-	-	114	-	(6)	108

Adjusted non-GAAP Operating Income:
Americas	$42,249	$47,729	$49,861	$41,472	$181,311	$33,292	$41,529	$43,099	$38,245	$156,165
EMEA	4,439	6,854	4,822	5,945	22,060	10,754	10,109	7,128	7,946	35,937
APAC	1,206	1,288	2,549	2,257	7,300	2,253	3,547	4,673	2,650	13,123
	$47,894	$55,871	$57,232	$49,674	$210,671	$46,299	$55,185	$54,900	$48,841	$205,225

3.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue	$(810)	$(474)	$(784)	$(1,425)	$(3,493)	$(1,547)	$(1,219)	$536	$1,820	$(410)
Costs and expenses	(1,292)	(702)	(782)	(1,028)	(3,804)	(789)	(396)	723	1,485	1,023
Operating income	482	228	(2)	(397)	311	(758)	(823)	(187)	335	(1,433)
Foreign currency gains (losses) in other income	165	331	(72)	211	635	(646)	(348)	(81)	(771)	(1,846)
	$647	$559	$(74)	$(186)	$946	$(1,404)	$(1,171)	$(268)	$(436)	$(3,279)

Manhattan Associates has a large research and development center in Bangalore, India.  The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating income	$682	$459	$259	$159	$1,559	$(70)	$(326)	$(338)	$(345)	$(1,079)
Foreign currency gains (losses) in other income	(109)	212	(44)	159	218	(320)	(190)	71	(43)	(482)
Total impact of changes in the Indian Rupee	$573	$671	$215	$318	$1,777	$(390)	$(516)	$(267)	$(388)	$(1,561)

4.Other income includes the following components (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Interest income	$335	$329	$281	$216	$1,161	$293	$264	$314	$303	$1,174
Foreign currency gains (losses)	165	331	(72)	211	635	(646)	(348)	(81)	(771)	(1,846)
Other non-operating income (expense)	20	(6)	1	(11)	4	(18)	16	(26)	(112)	(140)
Total other income (loss)	$520	$654	$210	$416	$1,800	$(371)	$(68)	$207	$(580)	$(812)

5.Capital expenditures are as follows (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Capital expenditures	$1,906	$2,201	$1,358	$1,378	$6,843	$789	$1,914	$1,194	$2,302	$6,199

6.	Stock Repurchase Activity (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Shares purchased under publicly-announced buy-back program	892	552	420	957	2,821	1,004	535	-	1,156	2,695
Shares withheld for taxes due upon vesting of restricted stock	163	-	3	1	167	131	1	2	1	135
Total shares purchased	1,055	552	423	958	2,988	1,135	536	2	1,157	2,830

Total cash paid for shares purchased under publicly-announced buy-back program	$48,499	$34,995	$24,998	$49,901	$158,393	$49,978	$24,974	$-	$49,953	$124,905
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	9,292	26	158	64	9,540	6,641	27	80	54	6,802
Total cash paid for shares repurchased	$57,791	$35,021	$25,156	$49,965	$167,933	$56,619	$25,001	$80	$50,007	$131,707

7.

As mentioned in footnote b to the reconciliation of selected GAAP to Non-GAAP Measures, during the first quarter of 2017, we adopted ASU 2016-09 Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting. Had we adopted the guidance during the first quarter of 2016, the cash provided by operating activities and cash used in financing activities for the twelve months ended December 31, 2016, as compared to December 31, 2017, would have been as follows:

	Twelve Months Ended December 31,
	2016	2017

Net cash provided by operating activities, as stated	$139,346	$164,066
Add: excess tax benefit from equity-based compensation	5,214	-
Revised net cash provided by operating activities	$144,560	$164,066

Net cash used in financing activities, as stated	$(162,701)	$(131,707)
Less: excess tax benefit from equity-based compensation	(5,214)	-
Revised net cash used in financing activities	$(167,915)	$(131,707)

8.

Due to the business transition to Cloud Subscriptions, we have revised our presentations of revenue and related cost line items in our consolidated statements of income. Certain line items in prior period financial statements have been reclassified to conform to the current period presentation in the consolidated statements of income. These reclassifications include: all revenue line items; cost of license; cost of cloud subscriptions, maintenance and services; and cost of hardware. Such reclassifications did not affect total revenues, operating income or net income. The following table reflects the comparison between the former and new presentation (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year

Former Presentation:
Software license	$20,607	$20,631	$21,633	$22,125	$84,996	$22,773	$22,442	$18,794	$17,900	$81,909
Services	116,263	119,833	119,267	111,923	467,286	108,833	116,828	115,555	110,394	451,610
Hardware and other	12,990	14,428	11,313	13,544	52,275	11,883	14,871	18,534	15,792	61,080
	$149,860	$154,892	$152,213	$147,592	$604,557	$143,489	$154,141	$152,883	$144,086	$594,599

Cost of license	$3,152	$2,283	$2,966	$2,419	$10,820	$2,240	$2,355	$2,830	$3,169	$10,594
Cost of services	51,904	48,393	49,436	47,742	197,475	49,743	47,751	44,750	43,053	185,297
Cost of hardware and other	9,757	11,841	9,276	10,710	41,584	9,638	12,207	15,492	12,505	49,842
	$64,813	$62,517	$61,678	$60,871	$249,879	$61,621	$62,313	$63,072	$58,727	$245,733

New Presentation:
Software license	$19,617	$18,882	$20,012	$20,702	$79,213	$21,277	$20,064	$16,260	$14,712	$72,313
Cloud subscriptions (a)	990	1,749	1,621	1,423	5,783	1,496	2,378	2,534	3,188	9,596
Maintenance	31,757	32,841	34,424	34,826	133,848	33,376	35,959	36,338	37,325	142,998
Services	88,735	91,866	89,613	81,571	351,785	79,781	85,327	84,211	77,183	326,502
Hardware	8,761	9,554	6,543	9,070	33,928	7,559	10,413	13,540	11,678	43,190
	$149,860	$154,892	$152,213	$147,592	$604,557	$143,489	$154,141	$152,883	$144,086	$594,599

Cost of license	$2,322	$1,361	$1,706	$1,429	$6,818	$1,352	$1,438	$1,316	$1,377	$5,483
Cost of cloud subscriptions, maintenance and services (b)	56,862	54,053	55,346	53,374	219,635	54,899	53,109	51,103	48,934	208,045
Cost of hardware	5,629	7,103	4,626	6,068	23,426	5,370	7,766	10,653	8,416	32,205
	$64,813	$62,517	$61,678	$60,871	$249,879	$61,621	$62,313	$63,072	$58,727	$245,733

Reconciliation of Selected GAAP to Non-GAAP Measure:

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year

Former Presentation:
Cost of services	$51,904	$48,393	$49,436	$47,742	$197,475	$49,743	$47,751	$44,750	$43,053	$185,297
Equity-based compensation (c)	(1,279)	(868)	(828)	(819)	(3,794)	(1,141)	(580)	(875)	(1,398)	(3,994)
Adjusted Cost of services	$50,625	$47,525	$48,608	$46,923	$193,681	$48,602	$47,171	$43,875	$41,655	$181,303

New Presentation:
Cost of cloud subscriptions, maintenance and services (b)	$56,862	$54,053	$55,346	$53,374	$219,635	$54,899	$53,109	$51,103	$48,934	$208,045
Equity-based compensation (c)	(1,279)	(868)	(828)	(819)	(3,794)	(1,141)	(580)	(875)	(1,398)	(3,994)
Adjusted Cost of cloud subscriptions, maintenance and services	$55,583	$53,185	$54,518	$52,555	$215,841	$53,758	$52,529	$50,228	$47,536	$204,051

(a) Cloud subscriptions includes software as a service (“SaaS”) and arrangements which provide customers with the right to use our software within a cloud-based environment provided by and managed by us where the customer does not have the right to take possession of the software without significant penalties.

(b) Cost of cloud subscriptions, maintenance and services consists primarily of salaries and other personnel-related expenses of employees dedicated to cloud subscriptions; maintenance services; and professional and technical services as well as hosting fees.

(c) Adjusted result exclude all equity-based compensation, to facilitate comparison with our competitors and peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC on the date hereof.

9.

We adopted the new revenue recognition standard, FASB ASC Topic 606, Revenue from Contracts with Customers, in the first quarter of 2018.  The new standard provides accounting guidance for all revenue arising from contracts with customers and affects substantially all entities. We adopted the standard using the modified retrospective method with the cumulative effect of initially adopting the standard recorded as an adjustment to retained earnings as of January 1, 2018. Historical hardware sales prior to the adoption of ASC606 were recorded on a gross basis, as we were the principal in the transaction in accordance with ASC 605-45.  Under the new standard, we are an agent in the transaction as we do not physically control the hardware which we sell, accordingly, we recognize our hardware revenue net of related cost which reduces both hardware revenue and cost of sales as compared to our accounting prior to 2018. We recognize and present our hardware revenue net of related cost under the new standard prospectively. For comparison purposes only, had we implemented ASC 606 using the full retrospective method, we would have presented hardware revenue net of expense in our 2016 and 2017 quarterly financial results below:

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year

Presentation of Hardware Revenue - Pre ASC 606 adoption:

Revenue
Hardware Revenue	$8,761	$9,554	$6,543	$9,070	$33,928	$7,559	$10,413	$13,540	$11,678	$43,190

Cost of Revenue
Cost of Hardware	(5,629)	(7,103)	(4,626)	(6,068)	(23,426)	(5,370)	(7,766)	(10,653)	(8,416)	(32,205)

Hardware Revenue, net	$3,132	$2,451	$1,917	$3,002	$10,502	$2,189	$2,647	$2,887	$3,262	$10,985

Proforma Presentation of Hardware Revenue - Post ASC 606 Using Full Retrospective Method:

Hardware Revenue	$3,132	$2,451	$1,917	$3,002	$10,502	$2,189	$2,647	$2,887	$3,262	$10,985